                                  Exhibit 99.1



BACKGROUND OF THE REORGANIZATION; REASONS FOR THE RECOMMENDATION OF THE FRESENIUS USA BOARD

        The following discussion regarding the reasons for the recommendation of the Fresenius USA Board reflects the initial proposed capitalization for Fresenius Medical Care of 217,170,000 FMC Ordinary Shares (with each ADS evidencing one FMC Ordinary Share) and has not been adjusted to reflect the final capitalization of 70,000,000 FMC Ordinary Shares (or the fact that three ADSs represent one FMC Ordinary Share).

        The Fresenius USA Board has unanimously approved the Reorganization and the transactions contemplated thereby, including the Fresenius USA Merger and the Fresenius USA Plan Amendment, and has determined that such transactions are fair to, and in the best interests of, the stockholders of Fresenius USA. The Fresenius USA Board unanimously recommends that Fresenius USA stockholders vote for approval of the Reorganization Agreement including the Fresenius USA Merger, and the Fresenius USA Plan Amendment.

        At a meeting of the Fresenius USA Board on January 25, 1996, Fresenius AG informed the Fresenius USA Board of the proposed Reorganization. After a discussion concerning the structure of the proposed Reorganization, the Fresenius USA Board voted unanimously to establish the Fresenius USA Independent Committee comprised of the three Fresenius USA independent directors, Robert S. Ehrlich, James F. Marten and Francis E. Baker, and delegated to the Fresenius USA Independent Committee the authority to consider, negotiate, and authorize the economic terms of the participation of the public stockholders of Fresenius USA, other than Fresenius AG, Grace and their respective subsidiaries (the "Fresenius USA Public Stockholders") in the proposed Reorganization. The Fresenius USA Board further authorized the Fresenius USA Independent Committee to retain, at Fresenius USA's expense, necessary advisors, including an investment banking firm and legal counsel.

        The Fresenius USA Independent Committee met later that day by telephone to discuss the selection of financial and legal advisors. The Fresenius USA Independent Committee discussed the importance of retaining a financial advisor with the experience and expertise appropriate to review whether the proposed Reorganization was fair to the public stockholders of Fresenius USA from a financial viewpoint, and also agreed that experience in the health care industry was a significant consideration. The Fresenius USA Independent Committee decided to retain Ropes & Gray as its legal advisor because of its experience representing Fresenius USA and in particular its experience representing Fresenius USA's public minority in previous arm's-length negotiations between Fresenius USA and Fresenius AG. Ropes & Gray informed the Fresenius USA Independent Committee that, in connection with its role as counsel to Fresenius USA, Ropes & Gray has, from time to time, rendered advice to directors and officers of Fresenius USA regarding how to structure certain personal transactions involving securities of Fresenius USA. The Fresenius USA Independent Committee met again several times during the ensuing week, during which time it elected Mr. Ehrlich Chairman and conferred with, and received legal advice from, Ropes & Gray.

        After the execution of the Reorganization Agreement by Fresenius AG and Grace on February 4, 1996, Fresenius AG orally conveyed a proposal to the Fresenius USA Independent Committee to exchange 3.8% of the equity of Fresenius Medical Care, or .77 of an FMC Ordinary Share per share of Fresenius USA Common Stock, on a fully diluted basis, as the consideration to the Fresenius USA Public Stockholders in the proposed Fresenius USA Merger (the "First Proposal"). Fresenius USA issued a press release on February 5, 1996, announcing its receipt of the First Proposal.

        On February 12, 1996, Fresenius AG's financial advisor, Dresdner Securities (USA) Inc. ("Dresdner Securities"), presented the First Proposal and explained the calculation thereof to the Fresenius USA Independent Committee and its legal counsel. Dresdner Securities and Fresenius AG also summarized the terms of the Reorganization and the Reorganization Agreement, and responded to questions from the

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Fresenius USA Independent Committee and its counsel concerning the structure of the Reorganization, the future financing needs of Fresenius Medical Care, the debt to be assumed by Fresenius Medical Care in the Reorganization, and the value of the FMC Ordinary Shares.

        On February 13, 1996, after considering proposals and interviewing numerous prospective financial advisors, the Fresenius USA Independent Committee retained Salomon Brothers as its financial advisor, and signed an engagement letter, dated February 13, 1996, to that effect. The Committee directed Salomon Brothers to undertake an evaluation of the Reorganization and to communicate with Fresenius AG's financial advisors in order to assist the Fresenius USA Independent Committee in its negotiations with Fresenius AG. In addition, Salomon Brothers was charged with evaluating the fairness, from a financial point of view, of the proposals made by Fresenius AG with regard to the exchange ratio for the exchange of Fresenius USA Common Stock for FMC Ordinary Shares held by the Fresenius USA Public Stockholders under the terms of the proposed Reorganization.

        On February 13, 1996, Dresdner Securities explained to Salomon Brothers the financial terms of the First Proposal and described the methodology and basis for calculating the share exchange ratio underlying the First Proposal. Dresdner Securities and Fresenius AG also summarized the terms of the Reorganization and the Reorganization Agreement.

        Between February 13 and March 19, 1996, the Fresenius USA Independent Committee and its legal and financial advisors met on a regular basis to discuss the First Proposal and the transactions contemplated by the Reorganization Agreement. Ropes & Gray and Salomon Brothers performed an extensive due diligence review of Fresenius AG, NMC and the proposed transactions, and Salomon Brothers conducted comprehensive and detailed economic valuations of Fresenius USA, Fresenius Worldwide Dialysis, NMC and Fresenius Medical Care. In addition, during this time, Mr. Ehrlich met several times with Salomon Brothers and discussed in detail the economic models that Salomon Brothers would use for valuing Fresenius USA, NMC, Fresenius Worldwide Dialysis, and Fresenius Medical Care.

        The Fresenius USA Independent Committee met on March 19, 1996 with its legal and financial advisors. Ropes & Gray presented the Fresenius USA Independent Committee with the results of its review of Fresenius AG and NMC, tax issues implicated by the transaction, the OIG Investigation and other government investigations of NMC and the potential asbestos liability of New Grace. Salomon Brothers then presented its analysis. As described below in "-- Recommendation of the Fresenius USA Independent Committee and the Board of Directors -- Opinion of Salomon Brothers," this analysis included a preliminary valuation of Fresenius Medical Care (based on the component parts -- NMC and Fresenius Worldwide Dialysis) and Fresenius USA. This analysis included but was not limited to the following methodologies to value the business; the historical and current market for the Fresenius USA Common Stock and for the equity securities of certain other companies comparable to Fresenius USA, Fresenius Worldwide Dialysis, NMC or Fresenius Medical Care; discounted cash flow analysis of each of Fresenius USA, NMC and Fresenius Worldwide Dialysis; and the nature and terms of certain other transactions believed to be relevant. This analysis also included a revision of the First Proposal. Salomon Brothers explained that, in evaluating the offer made to the Fresenius USA Public Stockholders, Salomon Brothers' analysis focused on the future prospects of each of the component companies of Fresenius Medical Care. Salomon Brothers described the various methodologies used in valuing Fresenius Medical Care and the possible synergies created by the Reorganization, and advised the Fresenius USA Independent Committee that the First Proposal was below market value and that the Fresenius USA Independent Committee should continue to negotiate to maximize stockholder value.

        Between March 19 and the end of April 1996, the Fresenius USA Independent Committee met at least twice weekly by telephone conference call to receive advice from and give direction to its legal and financial advisors in connection with its review of the Reorganization. At the request of the Fresenius USA Independent Committee, Salomon Brothers met with Dresdner Securities on March 21, 1996, to discuss Fresenius AG's First Proposal. Salomon Brothers informed Dresdner Securities that Salomon Brothers disagreed, as an economic matter, with Dresdner Securities' valuation assumptions, methodologies, and conclusions, and further stated that Salomon Brothers believed that the First Proposal was inadequate and that

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
the Fresenius USA Independent Committee would require the best price reasonably available to the Fresenius USA Public Stockholders. Salomon Brothers stated that the Fresenius USA Independent Committee was flexible as to how the consideration could be structured.

        The Fresenius USA Independent Committee informed Fresenius AG on March 26 that the Fresenius USA Independent Committee believed that the public stockholders of Fresenius USA should receive a premium above the current market value. The Fresenius USA Independent Committee asked Fresenius AG to meet with representatives of Salomon Brothers so that they could present their valuations of the Reorganization and the entities created thereby. Salomon Brothers presented its valuation to Dr. Gerd Krick, Chairman of the Management Board of Fresenius AG (the "Fresenius AG Management Board"), on March 29, 1996. Salomon Brothers informed Fresenius AG that the Fresenius USA Independent Committee believed the First Proposal was inadequate. Between April 3 and April 11, 1996, Salomon Brothers and Dresdner Securities met on several occasions and explored different means of providing the Fresenius USA Public Stockholders with the greatest consideration reasonably available, including the use of consideration other than FMC Ordinary Shares.

        At a meeting on April 11, 1996, Salomon Brothers informed the Fresenius USA Independent Committee that Fresenius AG was exploring the possibility of offering Fresenius USA's stockholders a non-voting preferred stock instead of FMC Ordinary Shares and advised that such a security would trade at a discount to FMC Ordinary Shares. A discussion ensued regarding the value of different forms of consideration and the strengths and weaknesses of each form for the Fresenius USA Public Stockholders. Salomon Brothers advised that the Fresenius USA Independent Committee negotiate further with Fresenius AG to maximize the value offered to the Fresenius USA Public Stockholders in exchange for their shares of Fresenius USA Common Stock.

        On April 16, 1996, Fresenius AG informed the Fresenius USA Independent Committee that it would offer 1.045 FMC Ordinary Shares for each publicly held share of Fresenius USA Common Stock (assuming that Fresenius Medical Care would issue 217,170,000 FMC Ordinary Shares and assuming a maximum of 10,183,123 shares of Fresenius USA Common Stock) (the "Second Proposal"). After consultation with its advisors, the Fresenius USA Independent Committee rejected the Second Proposal as providing, in the Fresenius USA Independent Committee's view, inadequate value for the Fresenius USA Public Stockholders. The Fresenius USA Independent Committee proposed including cash as a portion of the consideration paid to the Fresenius USA Public Stockholders and were told that Fresenius AG would not pay cash for any portion of the Fresenius USA Common Stock.

        On April 18, 1996, Salomon Brothers participated with Ropes & Gray in further negotiations with representatives of Fresenius AG. On April 21, 1996, Fresenius AG presented to the Fresenius USA Independent Committee its offer to exchange 1.15 FMC Ordinary Shares for each share of Fresenius USA Common Stock held by the Fresenius USA Public Stockholders (assuming that Fresenius Medical Care would issue 217,170,000 FMC Ordinary Shares and assuming a maximum of 9,253,331 outstanding shares of Fresenius USA Common Stock held by persons other than Fresenius AG, Grace and their respective subsidiaries), (the
"Third Proposal"). The Fresenius USA Independent Committee sought from and explored with Fresenius AG the possibility of additional consideration and were informed by Fresenius AG that the Third Proposal was its highest offer. The Fresenius USA Independent Committee discussed the Third Proposal with its legal and financial advisors at a meeting on April 22, 1996. After extensive consultation, the Fresenius USA Independent Committee, believing that it had negotiated the highest consideration reasonably attainable for the Fresenius USA Public Stockholders, determined that the Third Proposal was a strong offer and that it would make a decision with respect to whether the offer was fair to, and in the best interests of, the Fresenius USA Public Stockholders when it received a formal opinion from its financial advisors. On April 25, 1996, Salomon Brothers gave its oral opinion as to the fairness from a financial point of view of the Third Proposal. Subsequently, the Fresenius USA Independent Committee was informed that Fresenius Medical Care would issue 70,000,000 FMC Ordinary Shares (instead of 217,170,000 as previously anticipated) and that the Third Proposal was, therefore, equivalent to an exchange of 0.37067735 FMC Ordinary Shares for each share of Fresenius USA Common Stock held by the Fresenius USA Public Stockholders.

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
     On May 8, 1996, Salomon Brothers delivered its written opinion to the Fresenius USA Independent Committee that the exchange ratio of 0.37067735 FMC Ordinary Shares (having given effect to the new capitalization) to be issued in exchange for each share of Fresenius USA Common Stock was fair to the public stockholders of Fresenius USA from a financial point of view. After full and frank discussion, the Fresenius USA Independent Committee determined unanimously that the Reorganization Agreement and the Fresenius USA Merger were fair to and in the best interests of the Fresenius USA Public Stockholders. See "--Recommendation of the Fresenius USA Independent Committee and the Board of Directors--Opinion of Salomon Brothers." The Fresenius USA Independent Committee then voted unanimously to recommend that the Fresenius USA Board approve the Reorganization Agreement and the Fresenius USA Merger, and to recommend to the Fresenius USA Public Stockholders that they vote in favor of the Reorganization Agreement and the Fresenius USA Merger.

RECOMMENDATION OF THE FRESENIUS USA INDEPENDENT COMMITTEE AND THE BOARD OF DIRECTORS

     At a meeting held on May 8, 1996, the Fresenius USA Independent Committee recommended unanimously to the full Fresenius USA Board that it approve the Reorganization Agreement and the Fresenius USA Merger. Immediately thereafter, the full Fresenius USA Board met and voted unanimously to approve the Reorganization Agreement and to recommend that the holders of Fresenius USA Common Stock vote in favor of the Reorganization Agreement and the Fresenius USA Merger. The Fresenius USA Board, including all of the Fresenius USA Independent Directors, believes that the transactions contemplated by the Reorganization Agreement and the Fresenius USA Merger are in the best interests of Fresenius USA and its stockholders. The terms of the Reorganization are the result of arm's-length negotiations between Fresenius AG and Grace, each party conducting its own analysis and acting with the advice of its own legal counsel, independent accountants and financial advisors. The consideration payable to Fresenius USA Public Stockholders was determined as a result of arm's-length negotiations between the Fresenius USA Independent Committee and Fresenius AG.

     In reaching their conclusion to recommend approval of the Reorganization Agreement and the Fresenius USA Merger, the Fresenius USA Independent Committee took into account a number of factors, including the factors discussed below in "--Opinion of Salomon Brothers" and the following:

     - the holders of Fresenius USA Common Stock will hold equity interests in the new global dialysis company, Fresenius Medical Care, and will be able to benefit from the synergies which the Fresenius USA Independent Committee and its advisors believe will result from the Reorganization;

     - the opinion of Salomon Brothers, the Fresenius USA Independent Committee's financial advisors, that the consideration per share to be received by the holders of Fresenius USA Common Stock in the Fresenius USA Merger is fair to such holders (other than Fresenius AG, Grace and their respective subsidiaries) from a financial point of view (see "--Opinion of Salomon Brothers");

     - the FMC Ordinary Shares to be issued in the Fresenius USA Merger will trade on the NYSE as ADRs representing ADSs;

     - the tax effects of the proposed Reorganization to Fresenius Medical Care and to Fresenius USA and its stockholders, as described under "CERTAIN INCOME TAX CONSEQUENCES OF THE TRANSACTIONS TO HOLDERS OF FRESENIUS USA COMMON STOCK;"

     - the Reorganization Agreement expressly provides that nothing in such agreement shall be construed to prevent the Fresenius USA Independent Committee from making a determination with respect to the adequacy of the consideration payable to the Fresenius USA Public Stockholders or the entire fairness of the transaction to the public stockholders of Fresenius USA, consistent with their fiduciary duties;

     - the fact that, while Fresenius AG would own a majority of the voting securities of Fresenius Medical Care, Fresenius AG has agreed that at least two members of the FMC Supervisory Board to be elected by the shareholders will be persons who do not have any substantial professional relationship with Fresenius Medical Care, Fresenius AG, or any of their respective affiliates, and has also agreed to


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
           certain protections for minority shareholders as set forth under "DESCRIPTION OF THE POOLING AGREEMENT;"

        * the belief of the Fresenius USA Independent Committee, based in part on the presentation by representatives of Salomon Brothers which included, among other things, valuation analyses with respect to Fresenius Medical Care and Fresenius USA, that the per share consideration payable to the Fresenius USA Public Stockholders was, on May 8, 1996, worth more than the then current fair market value of a share of Fresenius USA Common Stock; and

        * the various risks involved in the Reorganization that are more fully described under "RISK FACTORS."

        The negotiations between the Fresenius USA Independent Committee and Fresenius AG dealt solely with the economic terms for the participation of the Fresenius USA Public Stockholders in the Reorganization. The Fresenius USA Independent Committee did not propose or request any changes or revisions to the provisions of the Reorganization Agreement allocating 44.8% of the equity securities of Fresenius Medical Care to Grace and 55.2% of such equity securities to Fresenius AG and the Fresenius USA Public Stockholders, to the requirement of the Reorganization Agreement that Fresenius AG receive not less than 51% of Fresenius Medical Care's outstanding securities on a fully diluted basis, or to any other provisions of the Reorganization Agreement as to Grace and Fresenius AG. However, as a result of those negotiations, Grace agreed that the percentage of FMC Ordinary Shares required to be held by Fresenius AG would be reduced to 50.3%. See "THE REORGANIZATION -- Additional Agreements of Fresenius USA."

        The foregoing discussion of the information and factors taken into account by the Fresenius USA Independent Committee, though not exhaustive, includes all the material factors considered by the Fresenius USA Independent Committee. With the exception of the regulatory and governmental investigations relating to the conduct of NMC's business, the Fresenius USA Independent Committee does not believe that any of these factors can generally be characterized as positive or negative, but involve matters of valuation and business judgment. (See -- "BUSINESS OF FRESENIUS MEDICAL CARE -- Regulatory and Legal Matters").

        THE FRESENIUS USA BOARD UNANIMOUSLY RECOMMENDS THAT FRESENIUS USA STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND FOR APPROVAL OF THE FRESENIUS USA PLAN AMENDMENT.

        See "BUSINESS OF FRESENIUS MEDICAL CARE -- Business of Fresenius USA -- Material Contracts between Fresenius AG and Fresenius USA" for a description of certain historical relationships between Fresenius AG and Fresenius USA.

OPINION OF SALOMON BROTHERS

        Salomon Brothers was retained subsequent to the execution by Fresenius AG and Grace of the Reorganization Agreement to act as a financial advisor to the Fresenius USA Independent Committee to assist the Fresenius USA Independent Committee in connection with the Reorganization. Salomon Brothers was selected by the Fresenius USA Independent Committee because of its reputation, its experience with similar transactions and its knowledge of the health care industry. Salomon Brothers is an internationally recognized investment banking firm continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions, and for corporate and other purposes.

        On April 25, 1996, Salomon Brothers orally rendered its opinion to the effect subsequently set forth in its written opinion described below. Salomon Brothers has delivered its written opinion, dated May 8, 1996, to the Fresenius USA Independent Committee to the effect that, based upon and subject to various considerations set forth in such opinion, as of that date, the exchange ratio (the "Fresenius USA Public Stockholder Exchange Ratio") of 0.37067735 FMC Ordinary Shares (having given effect to the new capitalization) to be issued in exchange for each share of Fresenius USA Common Stock held by the Fresenius USA Public

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Stockholders in the Fresenius USA Merger, pursuant to the Reorganization
Agreement, was fair from a financial point of view to the holders of Fresenius USA Common Stock (other than Fresenius AG and Grace and their subsidiaries). In rendering its opinion Salomon Brothers assumed, with the consent of the Fresenius USA Independent Committee, that pursuant to the Reorganization Agreement, immediately after the consummation of the Reorganization there would be 70,000,000 outstanding FMC Ordinary Shares on a fully diluted basis, resulting in the Fresenius USA public stockholders owning an aggregate of 4.9% of FMC Ordinary Shares outstanding on a fully diluted basis immediately following the Reorganization. Salomon Brothers also assumed that immediately prior to the Fresenius USA Merger, there would be outstanding no more than 9,253,331 Fresenius USA Common Share Equivalents (i.e., the aggregate number of shares of Fresenius USA Common Stock (i) outstanding and (ii) underlying options, warrants and convertible securities of Fresenius USA) as required by the Reorganization Agreement.

        THE FULL TEXT OF SALOMON BROTHERS' OPINION TO THE FRESENIUS USA INDEPENDENT COMMITTEE, DATED MAY 8, 1996, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY SALOMON BROTHERS, IS ATTACHED AS APPENDIX D TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SALOMON BROTHERS' OPINION DELIVERED TO THE INDEPENDENT COMMITTEE WAS DIRECTED ONLY TO THE FRESENIUS USA PUBLIC STOCKHOLDER EXCHANGE RATIO IN THE FRESENIUS USA MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY FRESENIUS USA STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE FRESENIUS USA SPECIAL MEETING. THE SUMMARY OF THE SALOMON BROTHERS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. FRESENIUS USA STOCKHOLDERS ARE URGED TO READ CAREFULLY SUCH OPINION IN ITS ENTIRETY.

        In arriving at its opinion, Salomon Brothers reviewed and analyzed
(i) the Reorganization Agreement, the Distribution Agreement and the Contribution Agreement, (ii) a draft of this Joint Proxy Statement-Prospectus,
(iii) certain publicly available information concerning Fresenius USA, Grace, NMC and Fresenius AG, (iv) certain pro forma financial and other information concerning Fresenius Worldwide Dialysis furnished to Salomon Brothers by Fresenius AG, (v) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of each of Fresenius USA, NMC and Fresenius Worldwide Dialysis furnished to Salomon Brothers by the respective companies, (vi) certain estimates of anticipated synergies furnished to Salomon Brothers by Fresenius USA, NMC, Grace and Fresenius AG, (vii) certain publicly available information concerning the trading of, and the trading market for, Fresenius USA Common Stock, Grace Common Stock and Fresenius AG Ordinary Shares, (viii) certain publicly available information with respect to certain other companies that Salomon Brothers believed to be comparable to Fresenius USA, NMC or Fresenius Worldwide Dialysis and the trading markets for certain of such other companies' securities, and
(ix) certain publicly available information concerning the nature and terms of certain other transactions that Salomon Brothers considered relevant to its inquiry. The information reviewed by Salomon Brothers included preliminary versions of the pro forma financial information of Fresenius Medical Care contained in this Joint Proxy Statement-Prospectus. Salomon Brothers believes that the differences between the pro forma financial information of Fresenius Medical Care contained in this Joint Proxy Statement-Prospectus and the preliminary versions of such financial information reviewed by Salomon Brothers would not have had a material effect on Salomon Brothers' analysis. Salomon Brothers also considered such other information, studies, analyses, and financial, economic, market criteria as it deemed relevant. In addition, Salomon Brothers discussed the foregoing as well as other matters it believed relevant to its inquiry with certain officers, employees and representatives of Fresenius USA, NMC, Fresenius Worldwide Dialysis, Grace and Fresenius AG.

        In arriving at its opinion, and in its April 25, 1996 presentation to the Fresenius USA Independent Committee referred to below, Salomon Brothers did not assume any obligations to verify any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the projections as to the future financial performances of Fresenius USA, NMC, Fresenius Worldwide

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
Dialysis and the estimates of synergies for Fresenius Medical Care, Salomon Brothers assumed they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Fresenius
USA, NMC and Fresenius Worldwide Dialysis, and Salomon Brothers expressed no opinion with respect to such projections or estimates or the assumptions on which they were based. Salomon Brothers did not make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the properties or facilities of Fresenius USA, NMC or Fresenius Worldwide Dialysis.

        While the Fresenius USA Independent Committee did not perform an independent review of the financial information, projections and assumptions provided to Salomon Brothers, Salomon Brothers did review certain financial information and projections with the Fresenius USA Independent Committee. When it accepted Salomon Brothers' fairness opinion, the Fresenius USA Independent Committee was aware of Salomon Brothers' reliance on the information provided by the managements of Fresenius USA, NMC and Fresenius AG.

        In arriving at its opinion, Salomon Brothers considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Fresenius USA, NMC and Fresenius Worldwide Dialysis; (ii) the business prospects of Fresenius USA, NMC, Fresenius Worldwide Dialysis and Fresenius Medical Care; (iii) the historical and current market for Fresenius USA Common Stock and for the equity securities of certain other companies that Salomon Brothers believed to be comparable to Fresenius USA, Fresenius Worldwide Dialysis, NMC or Fresenius Medical Care; and (iv) the nature and terms of certain other transactions that Salomon Brothers believed to be relevant. Salomon Brothers also took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuation generally. No limitations were imposed by either Fresenius USA or Fresenius AG with respect to the investigations made or the procedures followed by Salomon Brothers in rendering its opinion. However, since Fresenius AG owns a majority of the fully-diluted outstanding shares of Fresenius USA Common Stock and, pursuant to the Reorganization Agreement, was prohibited from selling such shares, Salomon Brothers was not authorized to, and did not, solicit potential third parties that might have been interested in acquiring Fresenius USA.

        In arriving at its opinion, Salomon Brothers understood that NMC is the target of certain governmental and regulatory investigations relating to the conduct of its business, which may result in substantial liabilities and obligations being incurred by NMC in the future, as described in this Joint Proxy Statement-Prospectus under "RISK FACTORS -- Risks Relating to Regulatory Matters." While Salomon Brothers participated with the Fresenius USA
Independent Committee in discussions with the special counsel of the Fresenius USA Independent Committee with respect to the potential outcome thereof, it was not possible to predict that outcome and Salomon Brothers expressed no view with respect thereto, although, in conducting its analysis and rendering its opinion, it did, with the consent of the Fresenius USA Independent Committee, make certain assumptions with respect thereto. In addition, in rendering its opinion, Salomon Brothers assumed, with the consent of the Fresenius USA Independent Committee, that (i) the Fresenius USA Merger would qualify as a tax-free transaction under Section 351 of the Code; (ii) the transactions contemplated by the Distribution Agreement would qualify as a tax-free distribution under Section 355 of the Code; (iii) following the transactions contemplated by the Distribution Agreement, Grace would have no material liabilities other than the liabilities of NMC; (iv) Grace Chemicals and Fresenius AG would perform their respective obligations (including indemnification obligations) under the Distribution Agreement and the Contribution Agreement in accordance with their respective terms; and (v) the Reorganization would not constitute a fraudulent conveyance or fraudulent transfer under any applicable law and that the Reorganization would comply with applicable U.S., foreign, federal and state laws, including, without limitation, laws limiting payments of dividends and distributions to stockholders.

        Salomon Brothers' opinion was necessarily based upon conditions as they existed upon, and could be evaluated as of, the date of its opinion, and Salomon Brothers assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after the date of its opinion. Salomon Brothers' opinion related solely to the fairness, from a financial point of view, of the Public Stockholder Exchange Ratio to the

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
holders of Fresenius USA Common Stock (other than Fresenius AG and Grace and their subsidiaries) and did not address Fresenius USA's underlying business decision to effect the Fresenius USA Merger or constitute a recommendation to any holder of Fresenius USA Common Stock as to how such holder should vote with respect to the Fresenius USA Merger.

        In connection with its opinion, Salomon Brothers made a presentation to the Fresenius USA Independent Committee on April 25, 1996, with respect to certain analyses performed by Salomon Brothers in arriving at its opinion and other considerations. While the Fresenius USA Independent Committee was familiar with the methodologies and analyses performed by Salomon Brothers and believed them to be appropriate, it relied on Salomon Brothers' expertise in such matters with respect to the choice and application of the methodologies used in determining the fairness of the Reorganization. At the time of this presentation, the parties contemplated, and Salomon Brothers assumed, that the exchange ratio in the Fresenius USA Merger would be 1.15 FMC Ordinary Shares to be issued in exchange for each share of Fresenius USA Common Stock and that immediately after the consummation of the Reorganization there would be 217,170,000 outstanding FMC Ordinary Shares, on a fully diluted basis, resulting in the Fresenius USA Public Stockholders owning an aggregate of 4.9% of FMC Ordinary Shares outstanding, on a fully diluted basis, immediately following the Reorganization. Subsequently it was determined by the parties, pursuant to the Reorganization Agreement, that there would be 70,000,000 outstanding FMC Ordinary Shares, on a fully diluted basis, immediately following the Reorganization. The actual Fresenius USA Public Stockholder Exchange Ratio reflects the proportional adjustment of the exchange ratio to reflect this change in the number of outstanding FMC Ordinary Shares. Immediately following the Reorganization the Fresenius USA Public Stockholders will own an aggregate of 4.9% of the FMC Ordinary Shares outstanding, on a fully diluted basis, as assumed at the time of Salomon Brothers' April 25, 1996 presentation. The following is a summary of such Salomon Brothers presentation. The following quantitative information, to the extent it is based on market data, is based on market data as it existed at April 25, 1996, and is not necessarily indicative of current market conditions.

        Estimated Fresenius Medical Care Public Market Valuation. In order to derive an estimated market valuation range for Fresenius Medical Care common stock Salomon Brothers first established estimates of firm value (which includes both equity and net indebtedness) for each of Fresenius Worldwide Dialysis (including Fresenius USA) and NMC, using both a comparable public market company analysis and a discounted cash flow ("DCF") analysis, and then added them together and made certain adjustments to establish an estimate of firm value for Fresenius Medical Care. Based on a review of certain publicly available information and stock market performance of selected publicly traded domestic and international medical product companies (including firm value as a percentage of 1995 revenues and the ratio of firm value to each of price/earnings ratios, 1995 EBITDA, 1995 EBIT, 1995 earnings and certain composite published analyst earnings estimates for 1996), Salomon Brothers established a reference range for the firm value for Fresenius Worldwide Dialysis (including Fresenius USA) of $2.1 billion to $2.5 billion. Applying a similar approach to NMC (except using a comparable companies domestic medical product companies) resulted in a reference range for the firm value of NMC of $3.95 billion to $4.8 billion.

        Using a DCF methodology, Salomon Brothers estimated, for each of Fresenius Worldwide Dialysis (including Fresenius USA) and NMC, the present value of its unlevered free cash flows if it were to perform independently in accordance with its management's projections for 1996 through 2000. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations. For each of Fresenius Worldwide Dialysis and NMC, Salomon Brothers aggregated (x) the present value of the projected unlevered free cash flow through 2000 with (y) the present value of the range of estimated terminal values (representing an estimate of such company's value beyond 2000). Those ranges of terminal values were calculated by applying multiples of 8x to 10x to Fresenius Worldwide Dialysis's estimated EBITDA in 2000 and multiples of 7.5x to 9.5x to NMC's estimated EBITDA in 2000. Using discount rates 11% to 15% for Fresenius Worldwide Dialysis and 12% to 14% for NMC, Salomon Brothers computed a range of firm values of $2.1 billion to $3.0 billion for Fresenius Worldwide Dialysis and $3.8 billion to $5.0 billion for NMC. Using narrower ranges (8.5x to 9.5x for Fresenius Worldwide Dialysis and 8.0x to 9.0x for NMC) of terminal multiples and a 13% discount rate, Salomon


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
Brothers computed a narrower range of firm values of $2.4 billion to $2.7 billion for Fresenius Worldwide Dialysis and $4.2 billion to $4.6 billion for NMC.

     Combining the total firm values of Fresenius Worldwide Dialysis and NMC and adding the present value of all assumed synergies (based on estimates provided by management of Fresenius USA, Fresenius Worldwide Dialysis, Fresenius AG, NMC and Grace, as adjusted by Salomon Brothers) and subtracting net indebtedness and an assumed amount to reflect certain contingent liabilities, resulted in implied ranges of $15.60 to $23.60 ($16.13 to $24.41 per ADS after adjustment to reflect the final determination by the parties pursuant to the Reorganization Agreement as to the aggregate numbers of FMC Ordinary Shares to be outstanding, on a fully diluted basis, immediately following the Reorganization (the "FMC Actual Capitalization Adjustment")), per FMC Ordinary Share using public market trading comparables and $18.10 to $23.60 ($18.72 to $24.41 per ADS after the FMC Actual Capitalization Adjustment) per FMC Ordinary Share using the DCF analysis. Based on this, Salomon Brothers estimated a reference range of $18 to $22 ($18.61 to $22.75 per ADS after the FMC Actual Capitalization Adjustment) per FMC Ordinary Shares. Salomon Brothers noted however that there could be no assurance as to the actual price at which FMC Ordinary Shares would trade and that such stock price would vary over time and would be affected by various factors including uncertainties and developments with respect to contingent liabilities (see "RISK FACTORS"), the extent and timing of actual synergies, Fresenius Medical Care's actual results and other factors affecting Fresenius Medical Care, its business and economic and market conditions generally. Salomon Brothers noted that at the Fresenius USA Public Stockholder Exchange Ratio, this reference range for FMC Ordinary Shares implied a reference range of $20.70 to $25.30 per share of Fresenius USA Common Stock, compared to a Fresenius USA Common Stock market price of $20.50 on April 19, 1996, $19.75 on January 5, 1995 (one month prior to the announcement of the Reorganization) and a weighted average (by trading volume) market price of $17.15 over the 12 months ended April 23, 1996, representing a range of premium of 1% to 23.4%, 4.8% to 28.1% and 20.7% to 47.5%, respectively.

     Fresenius USA Public Market Valuation. Salomon Brothers reviewed certain publicly available information and stock market performance data of selected publicly traded domestic medical product companies with the financial and stock market performance of Fresenius USA. Based on its review of these selected companies' price/earnings ratios and firm value multiples of sales, EBITDA and EBIT, Salomon Brothers established a reference range of estimated equity values per share for Fresenius USA Common Stock of between $17.30 and $21.40 per share, as compared with the reference range (described above) of $20.70 to $25.30 per share of Fresenius USA Common Stock for the FMC Ordinary Shares to be received in exchange therefor.

     Fresenius USA Discounted Cash Flow Analysis. Using a DCF methodology, Salomon Brothers estimated the present value of unlevered free cash flows of Fresenius USA if Fresenius USA were to perform in accordance with Fresenius USA's management's projections for 1996 through 2000. Salomon Brothers aggregated (x) the present value of the projected unlevered free cash flow through 2000 with (y) the present value of the range of estimated terminal values (representing an estimate of Fresenius USA's value beyond 2000). The range of terminal values was calculated by applying multiples of 10x to 14x to Fresenius USA's estimated EBITDA in 2000. Using discount rates of 11% to 15%, Salomon Brothers computed a range of firm values of $538 million to $845 million and, using a narrower terminal value range of 11x to 13x and a discount of 13%, Salomon Brothers computed a narrower range of firm values of $632 million to $729 million. Using these ranges, Salomon Brothers computed a present value per share of Fresenius USA Common Stock of $16.92 to $27.08 (using the broader range) and $20.00 to $23.30 (using the narrower range), as compared with the reference range (described above) of $20.70 to $25.30 per share of Fresenius USA Common Stock for the FMC Ordinary Shares to be received in exchange therefor.

     Precedent Minority Buyout Transactions. Salomon Brothers reviewed selected transactions since 1984 in which the majority owner of a publicly traded subsidiary corporation acquired the remaining public interest either for stock of the parent corporation, cash or for mixed consideration ("minority buyout transactions"). Salomon Brothers analyzed the premiums of the consideration paid to the market price of the subsidiary's stock one month prior to announcement for each of the three types of consideration. Salomon Brothers noted, among other things, the median and mean premiums in the stock-for-stock minority buyouts were 22.9% and

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26.0% respectively. Applying a range of market premiums from 22.9% to 26.0% to the April 19, 1996 market price, the January 5, 1996 market price (one month prior to the announcement of the Reorganization Agreement) and the weighted average trading price for the 12 months, 6 months and 3 months ending April 23, 1996, implied stock-for-stock minority buyout prices of $25.19 to $25.83, $24.27 to $24.89, $21.08 to $21.61, $24.17 to $24.78 and $24.75 to $25.38,
respectively. From this, Salomon Brothers established a minority buyout reference range for Fresenius USA of $22.00 to $25.00, as compared with the reference range (described above) of $20.70 to $25.30 per share of Fresenius USA Common Stock for the FMC Ordinary Shares to be received in exchange therefor.

        The foregoing is a summary of the terms of the presentation by Salomon Brothers to the Fresenius USA Independent Committee on April 25, 1996, including all material valuation analyses performed by Salomon Brothers in connection therewith, and does not purport to be a complete description of such presentation or of the analyses performed by Salomon Brothers in connection with the preparation of its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion Salomon Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each. Salomon Brothers believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Salomon Brothers' opinion. The projections prepared by the management of each of Fresenius USA, Fresenius Worldwide Dialysis, NMC and Grace, and the estimates of synergies, underlying Salomon Brothers' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such projections and estimates. With regard to the comparable public market trading company analyses summarized above, Salomon Brothers selected comparable public companies on the basis of various factors, including the size of the public market trading company and similarity of the line of business; however, no public market trading company utilized as a comparison is identical to Fresenius Worldwide Dialysis, Fresenius or NMC and no other transaction is identical to the Reorganization. Salomon Brothers' evaluation of the results of its analyses, and the selection of ratios, multiples and discount rates to use in its analyses are not mathematical; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies to which Fresenius Worldwide Dialysis, Fresenius USA and NMC are being compared. Estimates of values of companies do not purport to be appraisals or constitute a prediction of the prices at which companies or their securities actually may be sold. As noted under "BACKGROUND AND REASONS -- Background of the Reorganization Reasons for the Recommendation of the Fresenius USA Board," the fairness opinion of Salomon Brothers was only one of the many factors considered by the Fresenius USA Independent Committee in determining to approve the Reorganization. Salomon Brothers has consented to the inclusion in this Joint Proxy Statement-Prospectus of its opinion delivered to the Independent Committee, a copy of which is attached as Appendix D hereto, and to the references to it and its presentation and analyses as set forth herein. Salomon Brothers' opinion delivered to the Independent Committee was directed only to the Fresenius USA Public Stockholder Exchange Ratio in the Fresenius USA Merger and does not constitute a recommendation to any Fresenius USA stockholder as to how such stockholder should vote at the Fresenius USA Special Meeting.

        Salomon Brothers has provided and continues to provide financial advisory and investment banking services to Grace, for which it has received and expects to receive customary compensation. In the ordinary course of business, Salomon Brothers or its affiliates may actively trade the securities of Fresenius USA, Grace and Fresenius AG for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

FINANCIAL ADVISORY FEES

        Pursuant to a letter agreement dated February 13, 1996, Salomon
Brothers was engaged by the Fresenius USA Independent Committee to advise it and assist it in connection with the Reorganization. Pursuant to such engagement letter, Fresenius USA agreed to pay Salomon Brothers the following fees for its services: (a)

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
an initial fee of $100,000 (b) unless the Reorganization shall have been terminated or withdrawn, or a fee paid pursuant to clause (c) of this paragraph, a fee of $300,000 per month (less, in the case of the first month, the amount of the initial fee) payable in arrears for up to five months; plus (c) upon submission of Salomon Brother's opinion to the Fresenius USA Independent Committee or, if the Reorganization were terminated or withdrawn or Salomon Brothers was not otherwise requested to render its opinion, upon Salomon Brothers having substantially completed the work that was appropriate to prepare it to render its opinion, an amount equal to $1,500,000 (less all amounts previously paid pursuant to clauses (a) and (b) of this paragraph). As a result, Salomon Brothers has become entitled to receive aggregate fees of $1,500,000. Fresenius USA has also agreed to reimburse Salomon Brothers for its out-of-pocket expenses, including reasonable fees and disbursements of counsel. Fresenius USA has agreed to indemnify Salomon Brothers and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement.

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